Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contact:
David W. Patti, Communications Director 610-451-9452

Customers Bancorp Reports Results for Second Quarter 2022

Second Quarter 2022 Results

Earnings	Earnings Per Share	Return on Assets	Return on Common Equity

$56.5 million	$1.68	1.2%	18.2%
Net Income	Diluted Earnings Per Share	ROAA	ROCE

$59.4 million	$1.77	1.2%	19.1%
Core Earnings*	Core Earnings Per Diluted Share*	Core ROAA*	Core ROCE*

$46.3 million	$1.38	2.1%	33.4%
Core Earnings, excluding PPP*	Core Earnings Per Diluted Share, excluding PPP*	Pre-tax and Pre-provision Adjusted ROAA*	Pre-tax and Pre-provision Adjusted ROCE*

Second Quarter 2022 Highlights
•Q2 2022 net income available to common shareholders was $56.5 million, or $1.68 per diluted share, down 2.6% over Q2 2021.
•Q2 2022 adjusted pre-tax pre-provision net income* was $105.7 million, up 22% over Q2 2021.
•Q2 2022 core earnings* were $59.4 million, or $1.77 per diluted share, up 0.1% over Q2 2021.
•Q2 2022 core earnings excluding Paycheck Protection Program* ("PPP") were $46.3 million, or $1.38 per diluted share, up 32.3% over Q2 2021.
•Q2 2022 ROAA was 1.17% and Core ROAA* was 1.23%. Q2 2021 ROAA was 1.27% and Core ROAA* was 1.30%.
•Q2 2022 ROCE was 18.2% and Core ROCE* was 19.1%. Q2 2021 ROCE was 23.2% and Core ROCE* was 23.7%.
•Q2 2022 adjusted pre-tax pre-provision ROAA* was 2.11%. Q2 2021 adjusted pre-tax pre-provision ROAA* was 1.80%.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

•Year-over-year loan growth (excluding PPP loans and loans to mortgage companies*) was $4.4 billion or 56.6%, led by our low-risk variable rate specialty lending verticals.
•Year-over-year commercial and industrial (C&I) loans and leases growth, including specialty lending, of $3.3 billion (up 145.8%), multifamily loan growth of $515.4 million (up 34.4%), and consumer loan increase of $500.8 million (up 26.2%).
•Q2 2022 net interest margin, tax equivalent* increased 41 basis points from Q2 2021 to 3.39%. Q2 2022 net interest margin, tax equivalent, excluding the impact of PPP loans* increased 2 basis points from Q2 2021 to 3.32%.
•Year-over-year deposit growth was $3.1 billion, up 22.1%. Total demand deposits increased $4.4 billion, or 64.0% year-over-year. This increase included CBIT-related deposits with a balance of $2.1 billion at June 30, 2022, up $0.3 billion from March 31, 2022.
•Onboarded 90 new CBIT customers in Q2 2022, bringing total customers to 190.
•Q2 2022 efficiency ratio was 42.14% compared to 46.59% for Q2 2021. Q2 2022 core efficiency ratio* was 41.74% compared to 44.33% in Q2 2021.
•Q2 2022 provision for credit losses on loans and leases of $24.2 million was largely driven by strong loan growth as asset quality remains exceptional and compares to $15.3 million in Q1 2022 and $3.3 million in Q2 2021.
•Non-performing assets were $28.2 million, or 0.14% of total assets, at June 30, 2022 compared to $43.9 million, or 0.23% of total assets, at March 31, 2022 and $46.9 million, or 0.24% of total assets, at June 30, 2021. Allowance for credit losses on loans and leases equaled 558% of non-performing loans at June 30, 2022, compared to 333% at March 31, 2022 and 270% at June 30, 2021.
•Well positioned to support growth in 2022 and 2023 and expect to meet or beat projections of core earnings (excluding PPP)* between $4.75 - $5.00 in 2022 and over $6.00 in 2023.
CEO Commentary
West Reading, PA, July 27, 2022 - “We continued to perform well in the second quarter and are extremely pleased with our results for the first half of 2022,” remarked Customers Bancorp Chairman and CEO, Jay Sidhu. “Despite the challenging macro and geopolitical environment, we remain laser focused on executing on our strategy which has not changed. Our core earnings per share, excluding PPP* were up over 32.3% year-over-year. Core ROAA* was 1.23% and core ROCE* was 19.1%. We continue to responsibly deliver remarkable organic loan growth without sacrificing credit quality. Our core loans* increased $2.2 billion in Q2 2022, up 18.7% from Q1 2022, and well above our $500 million average quarterly target. Nearly all of this growth was in low-risk specialty lending verticals and was predominately floating rate as we manage overall asset sensitivity. Asset quality remains exceptional and credit reserves are strong. Continuing the momentum from record 2021 performance and strong results for the first half of 2022, our loan and deposit pipelines remain robust, a testament to our customer centric business model supported by best-in-class service and technology. We remain very excited and optimistic about our future,” Mr. Jay Sidhu continued.

Financial Highlights

	At or Three Months Ended		Increase (Decrease)		Six Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data and stock price data)	June 30, 2022	June 30, 2021			June 30, 2022	June 30, 2021
Profitability Metrics:
Net income available for common shareholders	$56,519	$58,042	$(1,523)	(2.6)%	$131,415	$91,246	$40,169	44.0%
Diluted earnings per share	$1.68	$1.72	$(0.04)	(2.3)%	$3.87	$2.74	$1.13	41.2%
Core earnings*	$59,367	$59,303	$64	0.1%	$134,777	$129,611	$5,166	4.0%
Core earnings per share*	$1.77	$1.76	$0.01	0.6%	$3.97	$3.89	$0.08	2.1%
Core earnings, excluding PPP*	$46,301	$34,991	$11,310	32.3%	$96,998	$80,220	$16,778	20.9%
Core earnings per share, excluding PPP*	$1.38	$1.04	$0.34	32.7%	$2.86	$2.41	$0.45	18.7%
Return on average assets ("ROAA")	1.17%	1.27%	(0.10)		1.39%	1.04%	0.35
Core ROAA*	1.23%	1.30%	(0.07)		1.43%	1.45%	(0.02)
Return on average common equity ("ROCE")	18.21%	23.22%	(5.01)		21.23%	19.15%	2.08
Core ROCE*	19.13%	23.72%	(4.59)		21.77%	27.20%	(5.43)
Adjusted pre-tax pre-provision net income*	$105,692	$86,467	$19,225	22.2%	$218,341	$173,236	$45,105	26.0%
Net interest margin, tax equivalent*	3.39%	2.98%	0.41		3.49%	2.99%	0.50
Net interest margin, tax equivalent, excluding PPP loans*	3.32%	3.30%	0.02		3.32%	3.14%	0.18
Loan yield, excluding PPP*	4.56%	4.36%	0.20		4.50%	4.32%	0.18
Cost of deposits	0.54%	0.47%	0.07		0.44%	0.50%	(0.06)
Efficiency ratio	42.14%	46.59%	(4.45)		40.76%	47.64%	(6.88)
Core efficiency ratio*	41.74%	44.33%	(2.59)		40.59%	42.76%	(2.17)
Balance Sheet Trends:
Total assets	$20,251,996	$19,635,108	$616,888	3.1%
Total assets, excluding PPP*	$18,681,836	$13,330,052	$5,351,784	40.1%
Total loans and leases	$15,664,353	$16,967,022	$(1,302,669)	(7.7)%
Total loans and leases, excluding PPP*	$14,094,193	$10,661,966	$3,432,227	32.2%
Non-interest bearing demand deposits	$4,683,030	$2,699,869	$1,983,161	73.5%
Total deposits	$16,944,719	$13,873,939	$3,070,780	22.1%
Capital Metrics:
Common Equity	$1,215,596	$1,033,258	$182,338	17.6%
Tangible Common Equity*	$1,211,967	$1,029,405	$182,562	17.7%
Tangible Common Equity to Tangible Assets*	5.99%	5.24%	0.75
Tangible Common Equity to Tangible Assets, excluding PPP*	6.49%	7.72%	(1.23)
Tangible Book Value per common share*	$37.35	$31.82	$5.53	17.4%
Total risk based capital ratio (1)	12.6%	13.3%	(0.7)

(1) Total risk based capital ratio as of June 30, 2022 is an estimate.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

Customers Bank Instant Token (CBITTM)
"Despite significant market volatility in the digital asset space during second quarter, we are very pleased with our progress to date. In Q2 2022, we onboarded 90 new CBIT-related customers to the Digital Bank, once again beating our internal target, and bringing total customers to 190. Our digital asset-related deposits stabilized in Q2 2022 and ended the quarter approximately$0.3 billion higher than Q1 2022. We continue to expect digital asset-related deposits to grow in 2022 as our pipelines remain strong, giving us an opportunity to further transform our deposits into a high quality, low-to-no cost, stable and growing deposit franchise. We believe our technology, compliance and customer service and support systems remain among the best in the country," commented Mr. Sam Sidhu, President and CEO of Customers Bank.
At June 30, 2022, $2.1 billion in core low-to-no cost demand deposits have been attracted to the Bank through this system.
Paycheck Protection Program (PPP)
We funded, either directly or indirectly, about 256,000 PPP loans totaling $5.2 billion in 2021, bringing total PPP loans funded to approximately 358,000 and $10.3 billion. We also earned close to $350 million of deferred origination fees from the SBA through the PPP loans, which is significantly accretive to our earnings and capital levels as these loans are forgiven by the government. In Q2 2022, we recognized $15 million of these fees in earnings, bringing total fees recognized to date to $307 million, resulting in approximately $43 million remaining to be recognized throughout 2022 and 2023. "As we've stated previously, it is difficult to predict the timing of PPP forgiveness. We continue to expect most of the fees to be recognized in 2022, with approximately two-thirds of the remaining fees to be recognized in the second half of this year," commented Customers Bancorp CFO, Carla Leibold.
Key Balance Sheet Trends
Loans and Leases
The following table presents the composition of total loans and leases as of the dates indicated:

(Dollars in thousands)	June 30, 2022	% of Total	March 31, 2022	% of Total	June 30, 2021	% of Total
Commercial:
Commercial & industrial, including specialty lending	$5,637,083	36.0%	$3,921,439	27.9%	$2,293,723	13.5%
Multi-family	2,012,920	12.9	1,705,027	12.1	1,497,485	8.8
Loans to mortgage companies	1,975,189	12.6	1,830,121	13.0	2,922,217	17.2
Commercial real estate owner occupied	710,577	4.5	701,893	5.0	653,649	3.9
Loans receivable, PPP	1,570,160	10.0	2,195,902	15.6	6,305,056	37.2
Commercial real estate non-owner occupied	1,152,869	7.4	1,140,311	8.1	1,206,646	7.1
Construction	195,687	1.2	161,024	1.1	179,198	1.1
Total commercial loans and leases	13,254,485	84.6	11,655,717	82.8	15,057,974	88.8
Consumer:
Residential	460,228	2.9	469,426	3.3	273,493	1.6
Manufactured housing	48,570	0.3	50,669	0.4	57,904	0.3
Installment	1,901,070	12.1	1,897,706	13.5	1,577,651	9.3
Total consumer loans	2,409,868	15.4	2,417,801	17.2	1,909,048	11.2
Total loans and leases	$15,664,353	100.0%	$14,073,518	100.0%	$16,967,022	100.0%

C&I loans and leases, including specialty lending, increased $3.3 billion, or 145.8% year-over-year, to $5.6 billion. Practically all of the increases in outstanding balances were in the low-risk variable rate secured categories of Fund Finance and Lender Finance. Multi-family loans increased $515.4 million, or 34.4%, to $2.0 billion, consumer installment loans increased $323.4 million, or 20.5%, to $1.9 billion, residential loans increased $186.7 million, or 68.3%, to $460.2 million, commercial real estate owner occupied loans increased $56.9 million, or 8.7%, to $710.6 million and construction loans increased $16.5 million, or 9.2%, to $195.7 million. These increases in loans and leases were partially offset by a decrease in commercial real estate non-owner occupied loans of $53.8 million, or 4.5% year-over-year to $1.2 billion.
Allowance for Credit Losses on Loans and Leases

The following table presents allowance for credit losses on loans and leases information as of the dates and periods indicated:

	At or Three Months Ended		Increase (Decrease)	At or Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2022	March 31, 2022		June 30, 2022	June 30, 2021
Allowance for credit losses on loans and leases	$156,530	$145,847	$10,683	$156,530	$125,436	$31,094
Provision for credit losses on loans and leases	24,164	15,269	8,895	24,164	3,291	20,873
Net charge-offs (recoveries)	13,481	7,226	6,255	13,481	6,591	6,890
Annualized net charge-offs (recoveries) to average loans and leases	0.36%	0.21%		0.36%	0.16%
Coverage of credit loss reserves for loans and leases held for investment	1.14%	1.18%		1.14%	0.89%
Coverage of credit loss reserves for loans and leases held for investment, excluding PPP*	1.28%	1.44%		1.28%	1.61%

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

Provision for Credit Losses

	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2022	March 31, 2022
Provision for credit losses on loans and leases	$24,164	$15,269	$8,895
Provision (benefit) for credit losses on unfunded commitments	608	(109)	717
Provision (benefit) for credit losses on available for sale debt securities	(317)	728	(1,045)
Total provision for credit losses	$24,455	$15,888	$8,567

The provision for credit losses on loans and leases in Q2 2022 was $24.2 million, compared to $15.3 million in Q1 2022. The provision in Q2 2022 was primarily to support loan growth. The provision (benefit) for credit losses for available for sale investment securities in Q2 2022 was a benefit to provision of $0.3 million compared to provision expense of $0.7 million in Q1 2022.

Asset Quality
The following table presents asset quality metrics as of the dates indicated:

(Dollars in thousands)	June 30, 2022	March 31, 2022	Increase (Decrease)	June 30, 2022	June 30, 2021	Increase (Decrease)
Non-performing assets ("NPAs"):
Nonaccrual / non-performing loans ("NPLs")	$28,064	$43,778	$(15,714)	$28,064	$46,465	$(18,401)
Non-performing assets	28,150	43,864	(15,714)	28,150	46,932	(18,782)
NPLs to total loans and leases (1)	0.18%	0.31%		0.18%	0.27%
Reserves to NPLs (1)	557.76%	333.15%		557.76%	269.96%
NPAs to total assets	0.14%	0.23%		0.14%	0.24%

Loans and leases risk ratings:
Commercial loans and leases (1)
Pass	$9,355,846	$7,274,294	$2,081,552	$9,355,846	$5,381,909	$3,973,937
Special Mention	106,566	128,622	(22,056)	106,566	268,130	(161,564)
Substandard	343,175	301,141	42,034	343,175	247,595	95,580
Total commercial loans and leases	9,805,587	7,704,057	2,101,530	9,805,587	5,897,634	3,907,953
Consumer loans
Performing	2,392,852	2,399,860	(7,008)	2,392,852	1,858,204	534,648
Non-performing	14,556	14,938	(382)	14,556	16,304	(1,748)
Total consumer loans	2,407,408	2,414,798	(7,390)	2,407,408	1,874,508	532,900
Loans and leases receivable	$12,212,995	$10,118,855	$2,094,140	$12,212,995	$7,772,142	$4,440,853

(1)    Excludes loan receivable, PPP, as PPP loans are fully guaranteed by the Small Business Administration.
Over the last decade, we have developed a suite of commercial loan products with one particularly important common denominator: relatively low credit risk assumption. The Bank’s C&I, loans to mortgage companies, specialty finance lines of business, and multi-family loans for example, are characterized by conservative underwriting standards and low loss rates. Because of this emphasis, the Bank’s credit quality to date has been healthy despite a highly adverse economic environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, we employ a bottom-up data driven approach to analyze the commercial portfolio. Exposure to industry segments and CRE significantly impacted by COVID-19 initially is not substantial.
Total consumer installment loans were approximately 9% of total assets at June 30, 2022 and were supported by an allowance for credit losses of $111.2 million. At June 30, 2022, our consumer installment portfolio had the following characteristics: average FICO score of 729, average debt-to-income of 17.4% and average borrower income of $102 thousand.
Non-performing loans at June 30, 2022 were 0.18% of total loans and leases, compared to 0.31% at March 31, 2022 and 0.27% at June 30, 2021.

Deposits and Borrowings
The following table presents the composition of our deposit portfolio as of the dates indicated:

(Dollars in thousands)	June 30, 2022	% of Total	March 31, 2022	% of Total		June 30, 2021	% of Total
Demand, non-interest bearing	$4,683,030	27.6%	$4,594,428	28.0%		$2,699,869	19.5%
Demand, interest bearing	6,644,398	39.2	5,591,468	34.1		4,206,355	30.3
Total demand deposits	11,327,428	66.8	10,185,896	62.1		6,906,224	49.8
Savings	640,062	3.8	802,395	4.9		1,431,756	10.3
Money market	4,254,205	25.1	4,981,077	30.3		4,908,809	35.4
Time deposits	723,024	4.3	446,192	2.7		627,150	4.5
Total deposits	$16,944,719	100.0%	$16,415,560	100.0%	1	$13,873,939	100.0%
Total deposits increased $3.1 billion, or 22.1%, to $16.9 billion at June 30, 2022 as compared to a year ago. Total demand deposits increased $4.4 billion, or 64.0%, to $11.3 billion. Time deposits increased $95.9 million, or 15.3%, to $723.0 million. These increases were offset, in part, by decreases in savings deposits of $791.7 million, or 55.3%, to $640.1 million and money market deposits of $654.6 million, or 13.3%, to $4.3 billion. The total cost of deposits increased by 7 basis points to 0.54% in Q2 2022 from 0.47% in the prior year.
Other borrowings remained relatively unchanged at $123.5 million at June 30, 2022 compared to the prior year due to the issuance of the Customers Bancorp 2.875% senior notes in August 2021, offset by the pay off at maturity of the Customers Bancorp 3.95% senior notes in June 2022.
Capital
The following table presents certain capital amounts and ratios as of the dates indicated:

(Dollars in thousands except per share data)	June 30, 2022	March 31, 2022	June 30, 2021
Customers Bancorp, Inc.
Common Equity	$1,215,596	$1,239,612	$1,033,258
Tangible Common Equity*	1,211,967	1,235,934	1,029,405
Tangible Common Equity to Tangible Assets*	5.99%	6.45%	5.24%
Tangible Common Equity to Tangible Assets, excluding PPP*	6.49%	7.29%	7.72%
Tangible Book Value per common share*	$37.35	$37.50	$31.82
Total risk based capital ratio (1)	12.6%	12.9%	13.3%

(1) Total risk-based capital ratio as of June 30, 2022 is an estimate.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

Customers Bancorp's tangible common equity* increased $182.3 million to $1.2 billion at June 30, 2022 compared to a year ago, as earnings of $340.3 million more than offset a negative impact to accumulated other comprehensive income ("AOCI") from increased unrealized losses on investment securities of $130.9 million (net of taxes) and share buyback of $55.5 million. Similarly, tangible book value per common share* increased to $37.35 at June 30, 2022 from $31.82 at June 30, 2021. Customers remains well capitalized by all regulatory measures.
At the Customers Bancorp level, the total risk based capital ratio (estimate) and tangible common equity to tangible assets ratio ("TCE ratio"), excluding PPP loans*, were 12.6% and 6.49%, respectively, at June 30, 2022. "We expect our TCE ratio to be at or above 7.5% within the next three to four quarters," stated Mr. Sam Sidhu.
At the Customers Bank level, capital levels remained strong and well above regulatory minimums. At June 30, 2022, estimated Tier 1 capital and total risk-based capital were 11.5% and 12.9%, respectively.

Key Profitability Trends
Net Interest Income
Net interest income totaled $164.9 million in Q2 2022, an increase of $0.2 million from Q1 2022, primarily due to increased net interest income earned by the core bank, including increased interest income on investment securities and core loans* of $5.1 million and $28.1 million, respectively, mostly due to higher average balances. This increase was offset in part by lower PPP interest income of $16.3 million resulting from reduced recognition of deferred fees of $14.7 million driven by lower loan forgiveness in Q2 2022 and by dividend income of $5.2 million primarily from an equity investment distribution in Q1 2022. In addition, higher expenses paid on deposits, FHLB advances and other borrowings of $12.7 million resulted mainly from higher interest rates during Q2 2022. Excluding PPP loans, average interest-earning assets increased $1.7 billion. Interest-earning asset growth was primarily driven by increases in C&I loans and leases and multi-family loans, offset in part by a decrease in interest earning deposits. Compared to Q1 2022, total loan yields decreased 13 basis points to 4.54% primarily due to higher PPP yields driven by deferred fee recognition and average balances in Q1 2022. Excluding PPP loans, the Q2 2022 total loan yield was 13 basis points higher than Q1 2022 reflecting increased interest rates and the variable rate nature of the loan portfolio.
Non-Interest Income
The following table presents details of non-interest income for the periods indicated:

	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2022	March 31, 2022
Interchange and card revenue	$24	$76	$(52)
Deposit fees	964	940	24
Commercial lease income	6,592	5,895	697
Bank-owned life insurance	1,947	8,326	(6,379)
Mortgage warehouse transactional fees	1,883	2,015	(132)
Gain (loss) on sale of SBA and other loans	1,542	1,507	35
Loan fees	2,618	2,545	73
Mortgage banking income (loss)	173	481	(308)
Gain (loss) on sale of investment securities	(3,029)	(1,063)	(1,966)
Unrealized gain (loss) on investment securities	(203)	(276)	73
Unrealized gain (loss) on derivatives	821	964	(143)
Other	(586)	(212)	(374)
Total non-interest income	$12,746	$21,198	$(8,452)

Non-interest income totaled $12.7 million for Q2 2022, a decrease of $8.5 million compared to Q1 2022. The decrease was primarily due to $6.4 million of death benefits from bank-owned life insurance policies in Q1 2022 and higher realized losses from the sale of investment securities of $2.0 million in Q2 2022 compared to Q1 2022.

Non-Interest Expense
The following table presents details of non-interest expense for the periods indicated:

	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2022	March 31, 2022
Salaries and employee benefits	$25,334	$26,607	$(1,273)
Technology, communication and bank operations	22,738	24,068	(1,330)
Professional services	7,415	6,956	459
Occupancy	4,279	3,050	1,229
Commercial lease depreciation	5,552	4,942	610
FDIC assessments, non-income taxes and regulatory fees	1,619	2,383	(764)
Loan servicing	4,341	2,371	1,970
Loan workout	179	(38)	217
Advertising and promotion	353	315	38
Other	4,395	3,153	1,242
Total non-interest expense	$76,205	$73,807	$2,398

The management of non-interest expenses remains a priority for us. However, this will not be at the expense of not making adequate investments with new technologies to support efficient and responsible growth.
Non-interest expenses totaled $76.2 million in Q2 2022, an increase of $2.4 million compared to Q1 2022. The increase was primarily attributable to $2.0 million in higher loan servicing costs for consumer loans, $0.9 million in one-time impairment charges included in occupancy primarily due to consolidation of five branches into other existing locations in Southeastern Pennsylvania, $0.7 million in higher provision for credit losses on unfunded commitments, $0.6 million in commercial lease depreciation due to growth in our leasing business and $0.5 million in professional fees primarily associated with the PPP loan forgiveness. These increases were offset in part by a $1.3 million decrease in technology, processing and deposit servicing-related expenses mostly due to lower deposit servicing and interchange maintenance fees and lower salaries and employee benefits of $1.3 million due to expense management initiatives.
Taxes
Income tax expense from continuing operations decreased by $0.4 million to $18.9 million in Q2 2022 from $19.3 million in Q1 2022 primarily due to a reduction in pre-tax income, partially offset by a decrease in excess tax benefits from restricted stock units that vested in Q1 2022. The effective tax rate from continuing operations for Q2 2022 was 24%, resulting in an effective tax rate of 22% for the six months ended June 30, 2022. Customers expects the full-year 2022 effective tax rate from continuing operations to be approximately 21% to 23%.
Outlook
“Looking ahead, we continue to project sustainable and responsible organic core growth and are very optimistic about the prospects of our company. We are focused on improving the quality of our balance sheet and deposit franchise and are not focused on growth just for the sake of growth. We continue to expect, on average, $500 million of quarterly loan growth and continued digital asset-related deposit growth by year-end 2022. Through a combination of revenue growth and prudent expense management we expect our efficiency ratio to be around 45% by early 2023. Customers Bancorp stock at the close of business on July 22, 2022 was trading at $38.02, only 1 times tangible book value* at June 30, 2022. We continue to expect to meet or beat projections of our core earnings (excluding PPP)* between $4.75 - $5.00 in 2022 and over $6.00 in 2023, two to three years ahead of our previous guidance of $6.00 by 2025/2026,” concluded Mr. Jay Sidhu.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

Webcast
Date:            Thursday, July 28, 2022
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com/investor-relations/ and at the Customers Bancorp 2nd Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Communications Director, David Patti at dpatti@customersbank.com; questions may also be asked during the webcast through the webcast application.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank, a full-service bank with $20.3 billion in assets at June 30, 2022. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking and lending services to small and medium-sized businesses, professionals, individuals and families. Services and products are available wherever permitted by law through mobile-first apps, online portals, and a network of offices and branches. Customers Bank provides blockchain-based digital payments via the Customers Bank Instant Token (CBITTM) which allows clients to make instant payments in U.S. dollars, 24 hours a day, 7 days a week, 365 days a year.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the impact of the ongoing pandemic on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply, actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships, higher inflation and its impacts, and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2021, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q2 2022 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended June 30, 2022 and the preceding four quarters:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q2	Q1	Q4	Q3	Q2	Six Months Ended June 30,
	2022	2022	2021	2021	2021	2022	2021

GAAP Profitability Metrics:
Net income available to common shareholders (from continuing and discontinued operations)	$56,519	$74,896	$98,647	$110,241	$58,042	$131,415	$91,246
Per share amounts:
Earnings per share - basic	$1.73	$2.27	$3.02	$3.40	$1.80	$4.00	$2.84
Earnings per share - diluted	$1.68	$2.18	$2.87	$3.25	$1.72	$3.87	$2.74
Book value per common share (1)	$37.46	$37.61	$37.32	$35.24	$31.94	$37.46	$31.94
CUBI stock price (1)	$33.90	$52.14	$65.37	$43.02	$38.99	$33.90	$38.99
CUBI stock price as % of book value (1)	90%	139%	175%	122%	122%	90%	122%
Average shares outstanding - basic	32,712,616	32,957,033	32,625,960	32,449,853	32,279,625	32,834,150	32,082,878
Average shares outstanding - diluted	33,579,013	34,327,065	34,320,327	33,868,553	33,741,468	33,950,973	33,294,075
Shares outstanding (1)	32,449,486	32,957,847	32,913,267	32,537,976	32,353,256	32,449,486	32,353,256
Return on average assets ("ROAA")	1.17%	1.63%	2.08%	2.33%	1.27%	1.39%	1.04%
Return on average common equity ("ROCE")	18.21%	24.26%	33.18%	40.82%	23.22%	21.23%	19.15%
Efficiency ratio	42.14%	39.42%	38.70%	33.42%	46.59%	40.76%	47.64%
Non-GAAP Profitability Metrics (2):
Core earnings	$59,367	$75,410	$101,213	$113,876	$59,303	$134,777	$129,611
Adjusted pre-tax pre-provision net income	$105,692	$112,649	$130,595	$167,215	$86,467	$218,341	$173,236
Per share amounts:
Core earnings per share - diluted	$1.77	$2.20	$2.95	$3.36	$1.76	$3.97	$3.89
Tangible book value per common share (1)	$37.35	$37.50	$37.21	$35.12	$31.82	$37.35	$31.82
CUBI stock price as % of tangible book value (1)	91%	139%	176%	122%	123%	91%	123%
Core ROAA	1.23%	1.64%	2.13%	2.35%	1.30%	1.43%	1.45%
Core ROCE	19.13%	24.43%	34.04%	42.16%	23.72%	21.77%	27.20%
Adjusted ROAA - pre-tax and pre-provision	2.11%	2.39%	2.70%	3.36%	1.80%	2.25%	1.85%
Adjusted ROCE - pre-tax and pre-provision	33.37%	35.89%	43.25%	60.81%	33.27%	34.62%	34.95%
Net interest margin, tax equivalent	3.39%	3.60%	4.14%	4.59%	2.98%	3.49%	2.99%
Net interest margin, tax equivalent, excluding PPP loans	3.32%	3.32%	3.12%	3.24%	3.30%	3.32%	3.14%
Core efficiency ratio	41.74%	39.47%	38.14%	30.36%	44.33%	40.59%	42.76%
Asset Quality:
Net charge-offs	$13,481	$7,226	$7,582	$7,104	$6,591	$20,707	$19,112
Annualized net charge-offs to average total loans and leases	0.36%	0.21%	0.21%	0.17%	0.16%	0.29%	0.24%
Non-performing loans ("NPLs") to total loans and leases (1)	0.18%	0.31%	0.34%	0.34%	0.27%	0.18%	0.27%
Reserves to NPLs (1)	557.76%	333.15%	277.72%	252.68%	269.96%	557.76%	269.96%
Non-performing assets ("NPAs") to total assets	0.14%	0.23%	0.25%	0.27%	0.24%	0.14%	0.24%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	11.47%	11.60%	11.83%	12.77%	12.40%	11.47%	12.40%
Tier 1 capital to risk-weighted assets	11.47%	11.60%	11.83%	12.77%	12.40%	11.47%	12.40%
Total capital to risk-weighted assets	12.92%	13.03%	13.11%	14.16%	13.77%	12.92%	13.77%
Tier 1 capital to average assets (leverage ratio)	8.09%	8.21%	7.93%	8.66%	9.07%	8.09%	9.07%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Customers' reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q2 2022 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million will be phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of June 30, 2022, our regulatory capital ratios reflected 75%, or $46.2 million, benefit associated with the CECL transition provisions.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Six Months Ended
	Q2	Q1	Q4	Q3	Q2	June 30,
	2022	2022	2021	2021	2021	2022	2021
Interest income:
Loans and leases	$168,941	$157,175	$198,000	$233,097	$153,608	$326,116	$305,725
Investment securities	25,442	20,295	15,202	8,905	8,327	45,737	16,306
Other	1,951	6,006	835	849	946	7,957	1,965
Total interest income	196,334	183,476	214,037	242,851	162,881	379,810	323,996

Interest expense:
Deposits	22,781	13,712	15,415	15,915	15,653	36,493	31,311
FHLB advances	2,316	—	51	5	963	2,316	6,155
Subordinated debt	2,689	2,689	2,688	2,689	2,689	5,378	5,378
FRB PPP liquidity facility, federal funds purchased and other borrowings	3,696	2,376	2,189	4,350	4,819	6,072	9,664
Total interest expense	31,482	18,777	20,343	22,959	24,124	50,259	52,508
Net interest income	164,852	164,699	193,694	219,892	138,757	329,551	271,488
Provision for credit losses	23,847	15,997	13,890	13,164	3,291	39,844	372
Net interest income after provision for credit losses	141,005	148,702	179,804	206,728	135,466	289,707	271,116

Non-interest income:
Interchange and card revenue	24	76	84	83	84	100	169
Deposit fees	964	940	1,026	994	891	1,904	1,754
Commercial lease income	6,592	5,895	5,378	5,213	5,311	12,487	10,516
Bank-owned life insurance	1,947	8,326	1,984	1,988	2,765	10,273	4,444
Mortgage warehouse transactional fees	1,883	2,015	2,262	3,100	3,265	3,898	7,512
Gain (loss) on sale of SBA and other loans	1,542	1,507	2,493	5,359	1,900	3,049	3,475
Loan fees	2,618	2,545	2,513	1,909	1,670	5,163	3,106
Mortgage banking income (loss)	173	481	262	425	386	654	849
Gain (loss) on sale of investment securities	(3,029)	(1,063)	(49)	6,063	1,812	(4,092)	25,378
Unrealized gain (loss) on investment securities	(203)	(276)	—	—	1,746	(479)	2,720
Loss on sale of foreign subsidiaries	—	—	—	—	(2,840)	—	(2,840)
Unrealized gain (loss) on derivatives	821	964	586	524	(439)	1,785	2,098
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	(24,467)
Other	(586)	(212)	452	(72)	271	(798)	576
Total non-interest income	12,746	21,198	16,991	25,586	16,822	33,944	35,290

Non-interest expense:
Salaries and employee benefits	25,334	26,607	29,940	26,268	28,023	51,941	51,994
Technology, communication and bank operations	22,738	24,068	22,657	21,281	19,618	46,806	39,606
Professional services	7,415	6,956	7,058	6,871	6,882	14,371	12,759
Occupancy	4,279	3,050	4,336	2,704	2,482	7,329	5,103
Commercial lease depreciation	5,552	4,942	4,625	4,493	4,415	10,494	8,706
FDIC assessments, non-income taxes and regulatory fees	1,619	2,383	2,427	2,313	2,602	4,002	5,321
Loan servicing	4,341	2,371	4,361	4,265	1,700	6,712	2,137
Merger and acquisition related expenses	—	—	—	—	—	—	418
Loan workout	179	(38)	226	198	102	141	(159)
Advertising and promotion	353	315	344	302	313	668	874
Deposit relationship adjustment fees	—	—	—	6,216	—	—	—
Other	4,395	3,153	5,574	5,098	4,686	7,548	5,991
Total non-interest expense	76,205	73,807	81,548	80,009	70,823	150,012	132,750
Income before income tax expense	77,546	96,093	115,247	152,305	81,465	173,639	173,656
Income tax expense	18,896	19,332	12,993	36,263	20,124	38,228	37,684
Net income from continuing operations	$58,650	$76,761	$102,254	$116,042	$61,341	$135,411	$135,972

			(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)						Six Months Ended
	Q2	Q1	Q4	Q3	Q2	June 30,
	2022	2022	2021	2021	2021	2022	2021
Loss from discontinued operations before income taxes	$—	$—	$—	$—	$—	$—	$(20,354)
Income tax expense (benefit) from discontinued operations	—	—	1,585	—	—	—	17,682
Net loss from discontinued operations	—	—	(1,585)	—	—	—	(38,036)
Net income	58,650	76,761	100,669	116,042	61,341	135,411	97,936
Preferred stock dividends	2,131	1,865	2,022	2,981	3,299	3,996	6,690
Loss on redemption of preferred stock	—	—	—	2,820	—	—	—
Net income available to common shareholders	$56,519	$74,896	$98,647	$110,241	$58,042	$131,415	$91,246

Basic earnings per common share from continuing operations	$1.73	$2.27	$3.07	$3.40	$1.80	$4.00	$4.03
Basic earnings per common share	1.73	2.27	3.02	3.40	1.80	4.00	2.84
Diluted earnings per common share from continuing operations	1.68	2.18	2.92	3.25	1.72	3.87	3.88
Diluted earnings per common share	1.68	2.18	2.87	3.25	1.72	3.87	2.74

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
ASSETS
Cash and due from banks	$66,703	$55,515	$35,238	$51,169	$36,837
Interest earning deposits	178,475	219,085	482,794	1,000,885	393,663
Cash and cash equivalents	245,178	274,600	518,032	1,052,054	430,500
Investment securities, at fair value	3,144,882	4,169,853	3,817,150	1,866,697	1,526,792
Investment securities held to maturity	495,039	—	—	—	—
Loans held for sale	6,595	3,003	16,254	29,957	34,540
Loans receivable, mortgage warehouse, at fair value	1,874,603	1,755,758	2,284,325	2,557,624	2,855,284
Loans receivable, PPP	1,570,160	2,195,902	3,250,008	4,957,357	6,305,056
Loans and leases receivable	12,212,995	10,118,855	9,018,298	7,970,599	7,772,142
Allowance for credit losses on loans and leases	(156,530)	(145,847)	(137,804)	(131,496)	(125,436)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	15,501,228	13,924,668	14,414,827	15,354,084	16,807,046
FHLB, Federal Reserve Bank, and other restricted stock	74,626	54,553	64,584	57,184	39,895
Accrued interest receivable	98,727	94,669	92,239	93,514	90,009
Bank premises and equipment, net	6,755	8,233	8,890	9,944	10,391
Bank-owned life insurance	335,153	332,239	333,705	331,423	329,421
Goodwill and other intangibles	3,629	3,678	3,736	3,794	3,853
Other assets	340,184	298,212	305,611	310,271	362,661
Total assets	$20,251,996	$19,163,708	$19,575,028	$19,108,922	$19,635,108

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$4,683,030	$4,594,428	$4,459,790	$4,954,331	$2,699,869
Interest bearing deposits	12,261,689	11,821,132	12,318,134	12,016,694	11,174,070
Total deposits	16,944,719	16,415,560	16,777,924	16,971,025	13,873,939
Federal funds purchased	770,000	700,000	75,000	—	—
FHLB advances	635,000	—	700,000	—	—
Other borrowings	123,450	223,230	223,086	223,151	124,240
Subordinated debt	181,812	181,742	181,673	181,603	181,534
FRB PPP liquidity facility	—	—	—	—	3,865,865
Accrued interest payable and other liabilities	243,625	265,770	251,128	448,844	338,801
Total liabilities	18,898,606	17,786,302	18,208,811	17,824,623	18,384,379

Preferred stock	137,794	137,794	137,794	137,794	217,471
Common stock	34,922	34,882	34,722	33,818	33,634
Additional paid in capital	545,670	542,402	542,391	525,894	519,294
Retained earnings	837,147	780,628	705,732	607,085	496,844
Accumulated other comprehensive income (loss), net	(124,881)	(62,548)	(4,980)	1,488	5,266
Treasury stock, at cost	(77,262)	(55,752)	(49,442)	(21,780)	(21,780)
Total shareholders' equity	1,353,390	1,377,406	1,366,217	1,284,299	1,250,729
Total liabilities and shareholders' equity	$20,251,996	$19,163,708	$19,575,028	$19,108,922	$19,635,108

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	June 30, 2022		March 31, 2022		June 30, 2021
	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)
Assets
Interest earning deposits	$434,950	0.85%	$826,240	0.16%	$646,342	0.12%
Investment securities (1)	4,104,463	2.48%	4,036,966	2.01%	1,512,644	2.20%
Loans and leases:
Commercial loans to mortgage companies	1,898,554	3.30%	1,836,647	3.09%	2,737,629	3.09%
Multi-family loans	1,845,527	3.76%	1,531,846	3.64%	1,551,370	3.88%
Commercial & industrial loans and leases (2)	5,577,830	3.87%	4,124,408	3.60%	2,878,045	3.59%
Loans receivable, PPP	1,863,429	4.43%	2,641,318	5.66%	6,133,184	2.69%
Non-owner occupied commercial real estate loans	1,307,995	3.91%	1,312,210	3.77%	1,368,695	3.86%
Residential mortgages	515,612	3.81%	416,417	3.58%	346,284	3.62%
Installment loans	1,909,551	9.23%	1,794,145	9.03%	1,467,595	9.37%
Total loans and leases (3)	14,918,498	4.54%	13,656,991	4.67%	16,482,802	3.74%
Other interest-earning assets	68,025	6.09%	52,111	NM(7)	57,208	5.32%
Total interest-earning assets	19,525,936	4.03%	18,572,308	4.00%	18,698,996	3.49%
Non-interest-earning assets	530,084		557,022		607,952
Total assets	$20,056,020		$19,129,330		$19,306,948
Liabilities
Interest checking accounts	6,409,617	0.85%	5,769,372	0.54%	3,503,242	0.76%
Money market deposit accounts	4,704,767	0.64%	4,880,051	0.39%	4,859,614	0.47%
Other savings accounts	695,176	0.44%	880,113	0.36%	1,456,777	0.57%
Certificates of deposit	530,180	0.65%	450,644	0.47%	658,698	0.78%
Total interest-bearing deposits (4)	12,339,740	0.74%	11,980,180	0.46%	10,478,331	0.60%
Federal funds purchased	642,747	0.89%	88,611	0.33%	71,703	0.07%
FRB PPP liquidity facility	—	—%	—	—%	3,858,733	0.35%
Borrowings	940,068	3.10%	532,610	3.80%	460,054	4.44%
Total interest-bearing liabilities	13,922,555	0.91%	12,601,401	0.60%	14,868,821	0.65%
Non-interest-bearing deposits (4)	4,491,574		4,900,983		2,889,781
Total deposits and borrowings	18,414,129	0.69%	17,502,384	0.43%	17,758,602	0.54%
Other non-interest-bearing liabilities	259,279		237,131		328,251
Total liabilities	18,673,408		17,739,515		18,086,853
Shareholders' equity	1,382,612		1,389,815		1,220,095
Total liabilities and shareholders' equity	$20,056,020		$19,129,330		$19,306,948
Interest spread		3.35%		3.57%		2.95%
Net interest margin		3.38%		3.59%		2.98%
Net interest margin tax equivalent (5)		3.39%		3.60%		2.98%
Net interest margin tax equivalent excl. PPP (6)		3.32%		3.32%		3.30%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 0.54%, 0.33% and 0.47% for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, presented to approximate interest income as a taxable asset. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(6) Non-GAAP tax-equivalent basis, as described in note (5) for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(7) Not meaningful.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Six Months Ended
	June 30, 2022		June 30, 2021
	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)
Assets
Interest earning deposits	$629,514	0.40%	$910,362	0.11%
Investment securities (1)	4,070,901	2.25%	1,435,529	2.27%
Loans and leases:
Commercial loans to mortgage companies	1,867,772	3.20%	2,928,802	3.09%
Multi-family loans	1,689,553	3.71%	1,619,891	3.84%
Commercial & industrial loans and leases (2)	4,855,134	3.76%	2,863,268	3.78%
Loans receivable, PPP	2,250,224	5.15%	5,382,370	3.00%
Non-owner occupied commercial real estate loans	1,310,091	3.84%	1,358,871	3.86%
Residential mortgages	466,288	3.71%	359,815	3.71%
Installment loans	1,852,167	9.13%	1,396,126	9.22%
Total loans and leases (3)	14,291,229	4.60%	15,909,143	3.88%
Other interest-earning assets	60,113	NM (7)	68,521	4.34%
Total interest-earning assets	19,051,757	4.02%	18,323,555	3.56%
Non-interest-earning assets	543,479		594,936
Total assets	$19,595,236		$18,918,491
Liabilities
Interest checking accounts	$6,091,263	0.71%	$3,099,725	0.80%
Money market deposit accounts	4,791,925	0.51%	4,648,942	0.51%
Other savings accounts	787,134	0.39%	1,435,681	0.63%
Certificates of deposit	490,632	0.57%	662,447	0.87%
Total interest-bearing deposits (4)	12,160,954	0.61%	9,846,795	0.64%
Federal funds purchased	367,210	0.82%	44,171	0.07%
FRB PPP liquidity facility	—	—%	3,899,996	0.35%
Borrowings	737,464	3.35%	805,853	3.61%
Total interest-bearing liabilities	13,265,628	0.76%	14,596,815	0.72%
Non-interest-bearing deposits (4)	4,695,148		2,855,019
Total deposits and borrowings	17,960,776	0.56%	17,451,834	0.61%
Other non-interest-bearing liabilities	248,266		288,246
Total liabilities	18,209,042		17,740,080
Shareholders' equity	1,386,194		1,178,411
Total liabilities and shareholders' equity	$19,595,236		$18,918,491
Interest spread		3.45%		2.96%
Net interest margin		3.48%		2.99%
Net interest margin tax equivalent (5)		3.49%		2.99%
Net interest margin tax equivalent excl. PPP (6)		3.32%		3.14%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 0.44% and 0.50% for the six months ended June 30, 2022 and 2021, respectively.
(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the six months ended June 30, 2022 and 2021, presented to approximate interest income as a taxable asset. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(6) Non-GAAP tax-equivalent basis as described in note (5), for the six months ended June 30, 2022 and 2021, excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(7) Not meaningful.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Commercial:
Commercial & industrial, including specialty lending	$5,637,083	$3,921,439	$3,346,670	$2,604,367	$2,293,723
Multi-family	2,012,920	1,705,027	1,486,308	1,387,166	1,497,485
Loans to mortgage companies	1,975,189	1,830,121	2,362,438	2,626,483	2,922,217
Commercial real estate owner occupied	710,577	701,893	654,922	656,044	653,649
Loans receivable, PPP	1,570,160	2,195,902	3,250,008	4,957,357	6,305,056
Commercial real estate non-owner occupied	1,152,869	1,140,311	1,121,238	1,144,643	1,206,646
Construction	195,687	161,024	198,981	198,607	179,198
Total commercial loans and leases	13,254,485	11,655,717	12,420,565	13,574,667	15,057,974
Consumer:
Residential	460,228	469,426	350,984	260,820	273,493
Manufactured housing	48,570	50,669	52,861	55,635	57,904
Installment	1,901,070	1,897,706	1,744,475	1,624,415	1,577,651
Total consumer loans	2,409,868	2,417,801	2,148,320	1,940,870	1,909,048
Total loans and leases	$15,664,353	$14,073,518	$14,568,885	$15,515,537	$16,967,022

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

Demand, non-interest bearing	$4,683,030	$4,594,428	$4,459,790	$4,954,331	$2,699,869
Demand, interest bearing	6,644,398	5,591,468	6,488,406	5,023,081	4,206,355
Total demand deposits	11,327,428	10,185,896	10,948,196	9,977,412	6,906,224
Savings	640,062	802,395	973,317	1,310,343	1,431,756
Money market	4,254,205	4,981,077	4,349,073	5,090,121	4,908,809
Time deposits	723,024	446,192	507,338	593,149	627,150
Total deposits	$16,944,719	$16,415,560	$16,777,924	$16,971,025	$13,873,939

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of June 30, 2022					As of March 31, 2022					As of June 30, 2021
	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Commercial & industrial, including specialty lending (1)	$5,737,670	$4,061	$11,081	0.07%	272.86%	$3,995,802	$5,490	$10,765	0.14%	196.08%	$2,360,656	$6,717	$8,127	0.28%	120.99%
Multi-family	2,008,784	1,153	9,765	0.06%	846.92%	1,705,027	17,869	7,437	1.05%	41.62%	1,497,485	21,595	5,028	1.44%	23.28%
Commercial real estate owner occupied	710,577	2,913	4,745	0.41%	162.89%	701,893	2,191	3,841	0.31%	175.31%	653,649	2,688	4,464	0.41%	166.07%
Commercial real estate non-owner occupied	1,152,869	—	8,880	—%	—%	1,140,311	1,302	5,955	0.11%	457.37%	1,206,646	—	7,374	—%	—%
Construction	195,687	—	1,179	—%	—%	161,024	—	939	—%	—%	179,198	—	2,643	—%	—%
Total commercial loans and leases receivable	9,805,587	8,127	35,650	0.08%	438.66%	7,704,057	26,852	28,937	0.35%	107.76%	5,897,634	31,000	27,636	0.53%	89.15%
Residential	457,768	6,258	5,578	1.37%	89.13%	466,423	8,124	4,685	1.74%	57.67%	266,911	8,991	2,299	3.37%	25.57%
Manufactured housing	48,570	3,071	4,080	6.32%	132.86%	50,669	3,430	4,342	6.77%	126.59%	57,904	3,239	4,372	5.59%	134.98%
Installment	1,901,070	5,965	111,222	0.31%	1864.58%	1,897,706	4,865	107,883	0.26%	2217.53%	1,549,693	2,728	91,129	0.18%	3340.51%
Total consumer loans receivable	2,407,408	15,294	120,880	0.64%	790.38%	2,414,798	16,419	116,910	0.68%	712.04%	1,874,508	14,958	97,800	0.80%	653.83%
Loans and leases receivable (1)	12,212,995	23,421	156,530	0.19%	668.33%	10,118,855	43,271	145,847	0.43%	337.05%	7,772,142	45,958	125,436	0.59%	272.94%
Loans receivable, PPP	1,570,160	—	—	—%	—%	2,195,902	—	—	—%	—%	6,305,056	—	—	—%	—%
Loans receivable, mortgage warehouse, at fair value	1,874,603	—	—	—%	—%	1,755,758	—	—	—%	—%	2,855,284	—	—	—%	—%
Total loans held for sale	6,595	4,643	—	70.40%	—%	3,003	507	—	16.88%	—%	34,540	507	—	1.47%	—%
Total portfolio	$15,664,353	$28,064	$156,530	0.18%	557.76%	$14,073,518	$43,778	$145,847	0.31%	333.15%	$16,967,022	$46,465	$125,436	0.27%	269.96%
(1) Excluding loans receivable, PPP from total loans and leases receivable is a non-GAAP measure. Management believes the use of these non-GAAP measures provides additional clarity when assessing Customers' financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. Please refer to the reconciliation schedules that follow this table.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q2	Q1	Q4	Q3	Q2	Six Months Ended June 30,
	2022	2022	2021	2021	2021	2022	2021
Loan type
Multi-family	$1,990	$(337)	$—	$—	$—	$1,653	$1,132
Commercial & industrial	(416)	(59)	240	116	(283)	(475)	92
Commercial real estate owner occupied	(42)	(7)	66	50	(1)	(49)	133
Commercial real estate non-owner occupied	159	(8)	(14)	943	(59)	151	(69)
Construction	(103)	(113)	(3)	(3)	(114)	(216)	(119)
Residential	(39)	(2)	(6)	54	(12)	(41)	28
Installment	11,932	7,752	7,299	5,944	7,060	19,684	17,915
Total net charge-offs (recoveries) from loans held for investment	$13,481	$7,226	$7,582	$7,104	$6,591	$20,707	$19,112

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp											Six Months Ended June 30,
	Q2 2022		Q1 2022		Q4 2021		Q3 2021		Q2 2021		2022		2021
(Dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$56,519	$1.68	$74,896	$2.18	$98,647	$2.87	$110,241	$3.25	$58,042	$1.72	$131,415	$3.87	$91,246	$2.74
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	1,585	0.05	—	—	—	—	—	—	38,036	1.14
Severance expense	—	—	—	—	—	—	—	—	1,517	0.04	—	—	1,517	0.05
Impairments on fixed assets and leases	705	0.02	220	0.01	1,118	0.03	—	—	—	—	925	0.03	—	—
Merger and acquisition related expenses	—	—	—	—	—	—	—	—	—	—	—	—	320	0.01
Legal reserves	—	—	—	—	—	—	897	0.03	—	—	—	—	—	—
(Gains) losses on investment securities	2,494	0.07	1,030	0.03	43	0.00	(4,591)	(0.14)	(2,694)	(0.08)	3,524	0.10	(21,467)	(0.64)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	—	—	2,150	0.06	—	—	2,150	0.06
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	—	—	—	—	—	—	18,716	0.56
Derivative credit valuation adjustment	(351)	(0.01)	(736)	(0.02)	(180)	(0.01)	(198)	(0.01)	288	0.01	(1,087)	(0.03)	(907)	(0.03)
Deposit relationship adjustment fees	—	—	—	—	—	—	4,707	0.14	—	—	—	—	—	—
Loss on redemption of preferred stock	—	—	—	—	—	—	2,820	0.08	—	—	—	—	—	—
Core earnings	$59,367	$1.77	$75,410	$2.20	$101,213	$2.95	$113,876	$3.36	$59,303	$1.76	$134,777	$3.97	$129,611	$3.89

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Earnings, excluding PPP - Customers Bancorp											Six Months Ended June 30,
	Q2 2022		Q1 2022		Q4 2021		Q3 2021		Q2 2021		2022		2021
(Dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$56,519	$1.68	$74,896	$2.18	$98,647	$2.87	$110,241	$3.25	$58,042	$1.72	$131,415	$3.87	$91,246	$2.74
Less: PPP net income (after tax)	13,066	0.39	24,713	0.72	64,323	1.87	81,337	2.40	24,312	0.72	37,779	1.11	49,391	1.48
GAAP net income to common shareholders, excluding PPP	43,453	1.29	50,183	1.46	34,324	1.00	28,904	0.85	33,730	1.00	93,636	2.76	41,855	1.26
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	1,585	0.05	—	—	—	—	—	—	38,036	1.14
Severance expense	—	—	—	—	—	—	—	—	1,517	0.04	—	—	1,517	0.05
Impairments on fixed assets and leases	705	0.02	220	0.01	1,118	0.03	—	—	—	—	925	0.03	—	—
Merger and acquisition related expenses	—	—	—	—	—	—	—	—	—	—	—	—	320	0.01
Legal reserves	—	—	—	—	—	—	897	0.03	—	—	—	—	—	—
(Gains) losses on investment securities	2,494	0.07	1,030	0.03	43	0.00	(4,591)	(0.14)	(2,694)	(0.08)	3,524	0.10	(21,467)	(0.64)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	—	—	2,150	0.06	—	—	2,150	0.06
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	—	—	—	—	—	—	18,716	0.56
Derivative credit valuation adjustment	(351)	(0.01)	(736)	(0.02)	(180)	(0.01)	(198)	(0.01)	288	0.01	(1,087)	(0.03)	(907)	(0.03)
Deposit relationship adjustment fees	—	—	—	—	—	—	4,707	0.14	—	—	—	—	—	—
Loss on redemption of preferred stock	—	—	—	—	—	—	2,820	0.08	—	—	—	—	—	—
Core earnings, excluding PPP	$46,301	$1.38	$50,697	$1.48	$36,890	$1.07	$32,539	$0.96	$34,991	$1.04	$96,998	$2.86	$80,220	$2.41

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	2022	2021
GAAP net income	$58,650	$76,761	$100,669	$116,042	$61,341	$135,411	$97,936
Reconciling items (after tax):
Net loss from discontinued operations	—	—	1,585	—	—	—	38,036
Severance expense	—	—	—	—	1,517	—	1,517
Impairments on fixed assets and leases	705	220	1,118	—	—	925	—
Merger and acquisition related expenses	—	—	—	—	—	—	320
Legal reserves	—	—	—	897	—	—	—
(Gains) losses on investment securities	2,494	1,030	43	(4,591)	(2,694)	3,524	(21,467)
Loss on sale of foreign subsidiaries	—	—	—	—	2,150	—	2,150
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	18,716
Derivative credit valuation adjustment	(351)	(736)	(180)	(198)	288	(1,087)	(907)
Deposit relationship adjustment fees	—	—	—	4,707	—	—	—
Core net income	$61,498	$77,275	$103,235	$116,857	$62,602	$138,773	$136,301

Average total assets	$20,056,020	$19,129,330	$19,214,241	$19,739,340	$19,306,948	$19,595,236	$18,918,491

Core return on average assets	1.23%	1.64%	2.13%	2.35%	1.30%	1.43%	1.45%

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	2022	2021
GAAP net income	$58,650	$76,761	$100,669	$116,042	$61,341	$135,411	$97,936
Reconciling items:
Income tax expense	18,896	19,332	12,993	36,263	20,124	38,228	37,684
Provision (benefit) for credit losses	23,847	15,997	13,890	13,164	3,291	39,844	372
Provision (benefit) for credit losses on unfunded commitments	608	(109)	352	669	45	499	(1,241)
Severance expense	—	—	—	—	2,004	—	2,004
Net loss from discontinued operations	—	—	1,585	—	—	—	38,036
Impairments on fixed assets and leases	914	286	1,260	—	—	1,200	—
Merger and acquisition related expenses	—	—	—	—	—	—	418
Legal reserves	—	—	—	1,185	—	—	—
(Gains) losses on investment securities	3,232	1,339	49	(6,063)	(3,558)	4,571	(28,098)
Loss on sale of foreign subsidiaries	—	—	—	—	2,840	—	2,840
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	24,467
Derivative credit valuation adjustment	(455)	(957)	(203)	(261)	380	(1,412)	(1,182)
Deposit relationship adjustment fees	—	—	—	6,216	—	—	—
Adjusted net income - pre-tax pre-provision	$105,692	$112,649	$130,595	$167,215	$86,467	$218,341	$173,236

Average total assets	$20,056,020	$19,129,330	$19,214,241	$19,739,340	$19,306,948	$19,595,236	$18,918,491

Adjusted ROAA - pre-tax pre-provision	2.11%	2.39%	2.70%	3.36%	1.80%	2.25%	1.85%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Common Equity - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	2022	2021
GAAP net income to common shareholders	$56,519	$74,896	$98,647	$110,241	$58,042	$131,415	$91,246
Reconciling items (after tax):
Net loss from discontinued operations	—	—	1,585	—	—	—	38,036
Severance expense	—	—	—	—	1,517	—	1,517
Impairments on fixed assets and leases	705	220	1,118	—	—	925	—
Merger and acquisition related expenses	—	—	—	—	—	—	320
Legal reserves	—	—	—	897	—	—	—
(Gains) losses on investment securities	2,494	1,030	43	(4,591)	(2,694)	3,524	(21,467)
Loss on sale of foreign subsidiaries	—	—	—	—	2,150	—	2,150
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	18,716
Derivative credit valuation adjustment	(351)	(736)	(180)	(198)	288	(1,087)	(907)
Deposit relationship adjustment fees	—	—	—	4,707	—	—	—
Loss on redemption of preferred stock	—	—	—	2,820	—	—	—
Core earnings	$59,367	$75,410	$101,213	$113,876	$59,303	$134,777	$129,611

Average total common shareholders' equity	$1,244,819	$1,252,022	$1,179,478	$1,071,566	$1,002,624	$1,248,400	$960,940

Core return on average common equity	19.13%	24.43%	34.04%	42.16%	23.72%	21.77%	27.20%

Adjusted ROCE - Pre-Tax Pre-Provision - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	2022	2021
GAAP net income to common shareholders	$56,519	$74,896	$98,647	$110,241	$58,042	$131,415	$91,246
Reconciling items:
Income tax expense	18,896	19,332	12,993	36,263	20,124	38,228	37,684
Provision (benefit) for credit losses	23,847	15,997	13,890	13,164	3,291	39,844	372
Provision (benefit) for credit losses on unfunded commitments	608	(109)	352	669	45	499	(1,241)
Net loss from discontinued operations	—	—	1,585	—	—	—	38,036
Severance expense	—	—	—	—	2,004	—	2,004
Impairments on fixed assets and leases	914	286	1,260	—	—	1,200	—
Merger and acquisition related expenses	—	—	—	—	—	—	418
Legal reserves	—	—	—	1,185	—	—	—
(Gains) losses on investment securities	3,232	1,339	49	(6,063)	(3,558)	4,571	(28,098)
Loss on sale of foreign subsidiaries	—	—	—	—	2,840	—	2,840
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	24,467
Derivative credit valuation adjustment	(455)	(957)	(203)	(261)	380	(1,412)	(1,182)
Deposit relationship adjustment fees	—	—	—	6,216	—	—	—
Loss on redemption of preferred stock	—	—	—	2,820	—	—	—
Pre-tax pre-provision adjusted net income available to common shareholders	$103,561	$110,784	$128,573	$164,234	$83,168	$214,345	$166,546

Average total common shareholders' equity	$1,244,819	$1,252,022	$1,179,478	$1,071,566	$1,002,624	$1,248,400	$960,940

Adjusted ROCE - pre-tax pre-provision	33.37%	35.89%	43.25%	60.81%	33.27%	34.62%	34.95%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Net Interest Margin, Tax Equivalent - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	2022	2021
GAAP net interest income	$164,852	$164,699	$193,694	$219,892	$138,757	$329,551	$271,488
Tax-equivalent adjustment	270	239	276	290	289	509	581
Net interest income tax equivalent	$165,122	$164,938	$193,970	$220,182	$139,046	$330,060	$272,069

Average total interest earning assets	$19,525,936	$18,572,308	$18,576,433	$19,033,826	$18,698,996	$19,051,757	$18,323,555

Net interest margin, tax equivalent	3.39%	3.60%	4.14%	4.59%	2.98%	3.49%	2.99%

Net Interest Margin, Tax Equivalent, excluding PPP - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	2022	2021
GAAP net interest income	$164,852	$164,699	$193,694	$219,892	$138,757	$329,551	$271,488
PPP net interest income	(18,946)	(34,615)	(78,647)	(112,005)	(35,785)	(53,561)	(70,627)
Tax-equivalent adjustment	270	239	276	290	289	509	581
Net interest income, tax equivalent, excluding PPP	$146,176	$130,323	$115,323	$108,177	$103,261	$276,499	$201,442

GAAP average total interest earning assets	$19,525,936	$18,572,308	$18,576,433	$19,033,826	$18,698,996	$19,051,757	$18,323,555
Average PPP loans	(1,863,429)	(2,641,318)	(3,898,607)	(5,778,367)	(6,133,184)	(2,250,224)	(5,382,370)
Adjusted average total interest earning assets	$17,662,507	$15,930,990	$14,677,826	$13,255,459	$12,565,812	$16,801,533	$12,941,185

Net interest margin, tax equivalent, excluding PPP	3.32%	3.32%	3.12%	3.24%	3.30%	3.32%	3.14%

Loan Yield, excluding PPP						Six Months Ended June 30,
(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	2022	2021
Interest income on loans and leases	$168,941	$157,175	$198,000	$233,097	$153,608	$326,116	$305,725

PPP interest income	(20,572)	(36,894)	(82,086)	(117,102)	(41,137)	(57,466)	(79,969)
Interest income on core loans (Loans and leases, excluding PPP)	$148,369	$120,281	$115,914	$115,995	$112,471	$268,650	$225,756

Average loans and leases	14,918,498	13,656,991	14,335,370	16,192,744	16,482,802	14,291,229	15,909,143
Average PPP loans	(1,863,429)	(2,641,318)	(3,898,607)	(5,778,367)	(6,133,184)	(2,250,224)	(5,382,370)
Adjusted average total interest earning assets	13,055,069	11,015,673	10,436,763	10,414,377	10,349,618	12,041,005	10,526,773

Loan yield, excluding PPP	4.56%	4.43%	4.41%	4.42%	4.36%	4.50%	4.32%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Efficiency Ratio - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	2022	2021
GAAP net interest income	$164,852	$164,699	$193,694	$219,892	$138,757	$329,551	$271,488

GAAP non-interest income	$12,746	$21,198	$16,991	$25,586	$16,822	$33,944	$35,290
(Gains) losses on investment securities	3,232	1,339	49	(6,063)	(3,558)	4,571	(28,098)
Derivative credit valuation adjustment	(455)	(957)	(203)	(261)	380	(1,412)	(1,182)
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	24,467
Loss on sale of foreign subsidiaries	—	—	—	—	2,840	—	2,840
Core non-interest income	15,523	21,580	16,837	19,262	16,484	37,103	33,317
Core revenue	$180,375	$186,279	$210,531	$239,154	$155,241	$366,654	$304,805

GAAP non-interest expense	$76,205	$73,807	$81,548	$80,009	$70,823	$150,012	$132,750
Severance expense	—	—	—	—	(2,004)	—	(2,004)
Impairments on fixed assets and leases	(914)	(286)	(1,260)	—	—	(1,200)	—
Legal reserves	—	—	—	(1,185)	—	—	—
Merger and acquisition related expenses	—	—	—	—	—	—	(418)
Deposit relationship adjustment fees	—	—	—	(6,216)	—	—	—
Core non-interest expense	$75,291	$73,521	$80,288	$72,608	$68,819	$148,812	$130,328

Core efficiency ratio (1)	41.74%	39.47%	38.14%	30.36%	44.33%	40.59%	42.76%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
GAAP total shareholders' equity	$1,353,390	$1,377,406	$1,366,217	$1,284,299	$1,250,729
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(217,471)
Goodwill and other intangibles	(3,629)	(3,678)	(3,736)	(3,794)	(3,853)
Tangible common equity	$1,211,967	$1,235,934	$1,224,687	$1,142,711	$1,029,405

GAAP total assets	$20,251,996	$19,163,708	$19,575,028	$19,108,922	$19,635,108
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,678)	(3,736)	(3,794)	(3,853)
Tangible assets	$20,248,367	$19,160,030	$19,571,292	$19,105,128	$19,631,255

Tangible common equity to tangible assets	5.99%	6.45%	6.26%	5.98%	5.24%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets, excluding PPP - Customers Bancorp

(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
GAAP total shareholders' equity	$1,353,390	$1,377,406	$1,366,217	$1,284,299	$1,250,729
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(217,471)
Goodwill and other intangibles	(3,629)	(3,678)	(3,736)	(3,794)	(3,853)
Tangible common equity	$1,211,967	$1,235,934	$1,224,687	$1,142,711	$1,029,405

GAAP total assets	$20,251,996	$19,163,708	$19,575,028	$19,108,922	$19,635,108
Loans receivable, PPP	(1,570,160)	(2,195,902)	(3,250,008)	(4,957,357)	(6,305,056)
Total assets, excluding PPP	$18,681,836	$16,967,806	$16,325,020	$14,151,565	$13,330,052
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,678)	(3,736)	(3,794)	(3,853)
Tangible assets, excluding PPP	$18,678,207	$16,964,128	$16,321,284	$14,147,771	$13,326,199

Tangible common equity to tangible assets, excluding PPP	6.49%	7.29%	7.50%	8.08%	7.72%

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands except share and per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
GAAP total shareholders' equity	$1,353,390	$1,377,406	$1,366,217	$1,284,299	$1,250,729
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(217,471)
Goodwill and other intangibles	(3,629)	(3,678)	(3,736)	(3,794)	(3,853)
Tangible common equity	$1,211,967	$1,235,934	$1,224,687	$1,142,711	$1,029,405

Common shares outstanding	32,449,486	32,957,847	32,913,267	32,537,976	32,353,256

Tangible book value per common share	$37.35	$37.50	$37.21	$35.12	$31.82

Core Loans (Total Loans and Leases, excluding PPP)

(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Total loans and leases	$15,664,353	$14,073,518	$14,568,885	$15,515,537	$16,967,022

Loans receivable, PPP	(1,570,160)	(2,195,902)	(3,250,008)	(4,957,357)	(6,305,056)
Core Loans (Loans and leases, excluding PPP)	$14,094,193	$11,877,616	$11,318,877	$10,558,180	$10,661,966

Total loans and leases, excluding mortgage banking lending and PPP

(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Total loans and leases	$15,664,353	$14,073,518	$14,568,885	$15,515,537	$16,967,022
Loans to mortgage companies	(1,975,189)	(1,830,121)	(2,362,438)	(2,626,483)	(2,922,217)
Loans receivable, PPP	(1,570,160)	(2,195,902)	(3,250,008)	(4,957,357)	(6,305,056)
Total loans and leases, excluding mortgage banking lending and PPP	$12,119,004	$10,047,495	$8,956,439	$7,931,697	$7,739,749

Total Assets, excluding PPP

(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Total assets	$20,251,996	$19,163,708	$19,575,028	$19,108,922	$19,635,108

Loans receivable, PPP	(1,570,160)	(2,195,902)	(3,250,008)	(4,957,357)	(6,305,056)
Total assets, excluding PPP	$18,681,836	$16,967,806	$16,325,020	$14,151,565	$13,330,052

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP

(Dollars in thousands except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Loans and leases receivable	$13,783,155	$12,314,757	$12,268,306	$12,927,956	$14,077,198

Loans receivable, PPP	(1,570,160)	(2,195,902)	(3,250,008)	(4,957,357)	(6,305,056)
Loans and leases held for investment, excluding PPP	$12,212,995	$10,118,855	$9,018,298	$7,970,599	$7,772,142

Allowance for credit losses on loans and leases	$156,530	$145,847	$137,804	$131,496	$125,436

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP	1.28%	1.44%	1.53%	1.65%	1.61%